                                                                    EXHIBIT 99.1

NuCO2 Inc.
2800 SE Market Place, Stuart, Florida  34997
www.nuco2.com
email:  investor_relations@nuco2.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE              CONTACTS: MICHAEL E. DEDOMENICO
                                             CHAIRMAN AND CEO
                                             ROBERT R. GALVIN
                                             CFO AND EXECUTIVE VICE PRESIDENT
                                             (772) 221-1754

            NUCO2 INC. REPORTS STRONG GAINS IN THIRD QUARTER RESULTS
                            o TOTAL REVENUES UP 23%
                       o NET CUSTOMER ACTIVATIONS UP 65%
               o NET INCOME AT RECORD LEVEL, INCREASING OVER 150%

STUART,  FLORIDA, May 2, 2005 - NuCO2 Inc. (NASDAQ:  NUCO), the largest supplier in the U.S. of bulk CO2 systems and services for carbonating fountain beverages, today  reported  strong gains in operating  results for the fiscal third quarter ended March 31, 2005 in line with the Company's year-end targets.

            "Our  Company's  progress in the fiscal third  quarter was firmly in line with our fiscal 2005 goals," said Michael E. DeDomenico,  Chairman and CEO.
"NuCO2 achieved solid improvements in virtually all categories. Bookings and net activations  continued  to  increase,  as did the  aggregate  number of serviced customer  locations.  The successful  public offering of our common stock at the end of the quarter  enabled the Company to  significantly  reduce debt,  further strengthening our financial position for future continued growth."

            o    Net customer activations for the quarter totaled 2,144, against
                 1,297 last year. New contract  bookings for the quarter totaled
                 2,594 versus 2,537 last year.
            o    Total revenues, compared to the same quarter of the prior year, increased $4.5 million,  or 22.6%, to $24.6 million.  Excluding the effect of customer acquisitions that occurred in the second fiscal  quarter,  organic growth was 11.2% in the third quarter as compared to the prior year ago period.
            o    Gross  profit for the  quarter  increased  $2.3  million.  As a percentage of sales,  gross margin equaled  54.4%,  compared to
                 55.2% a year ago,  reflecting  increased  expenses  for  driver operating costs.
            o    SG&A for the quarter improved as a percentage of total revenues to 16.5% from 18.7% in the prior year ago  period.
            o    Operating income for the quarter increased 51%, to $4.9 million from $3.2 million in the corresponding year-ago period.
            o    Net income rose 153% year over year, to $2.7 million,  with net income per diluted share almost triple that of last year, $0.20 against  $0.07.
            o    EBITDA  (earnings  before  interest,  taxes,  depreciation  and amortization)  increased 30.7% year over year, to $9.2 million, and as a percentage of total revenues rose to 37.2%, from 34.9%
                 a year ago.

            o    Capital  Expenditures  totaled  $5.6  million,  of  which  $4.8
                 million   was  related  to  growth  and  $.8  million  was  for
                 maintenance,   including  $.5  million  for   compliance   with
                 Sarbanes-Oxley.

            "This  has  been  another  quarter  of  sequential  gains in our key financial metrics," said Mr. DeDomenico.  "Our business model is centered around sustained growth, particularly expansion of master service agreements with large chains,  selected account  acquisitions and increasing  density that will assure optimum gross margins  across our  nationwide  distribution  network.  While the quarter  included higher expenses for driver wage  adjustments,  these increases are tied to the Company's program to sustain  performance and we fully expect to stay on track with our goal for continued growth in gross margins."

            For the fiscal year to date, total revenues  increased 19%, to $71.2 million,  from $59.8 million in the  corresponding  year-ago period.  Nine-month gross margins  progressed to 55.3%,  from 54.5% a year ago with operating income advancing 59.5%, to $13.5 million. Net income totaled $7.0 million, or $0.51 per diluted  share,  compared with $0.4 million,  or a net loss of $0.01 per diluted share, a year ago.

            On March 30, 2005, the Company  closed its sale of 5,145,031  shares of common stock in an underwritten  public offering,  of which 2,041,713 shares, including  exercise of the  underwriters'  over-allotment  option,  were sold by
NuCO2.  Net proceeds to the Company,  after deduction of underwriting  discounts and commissions,  were approximately  $46.6 million,  which was used to pay down debt, including all of the Company's long-term  subordinated debt in April 2005.
Annualized interest cost savings are expected to approximate $5 million a year.

ABOUT NUCO2

            NuCO2 Inc.  is the leading  and only  national  provider of bulk CO2 products  and  services to the U.S.  fountain  beverage  industry.  With service locations  within reach of virtually all of the fountain  beverage  users in the
Continental U.S., NuCO2's experienced professionals comprise the largest network of sales and support  specialists in the industry  serving  national  restaurant chains,  convenience stores, theme parks and sports and entertainment complexes, among  others.  NuCO2's  revenues  are largely  derived  from the  installation, maintenance  and rental of bulk CO2 systems and delivery of beverage  grade CO2, which are  increasingly  replacing high pressure CO2, until now the  traditional method for carbonating  fountain  beverages.  The technology  offers  consistent quality,  greater  ease of  operation,  and  heightened  efficiency  and  safety utilizing  permanently installed on-site cryogenic storage tanks. NuCO2 provides systems and services  that allow its  customers to spend more time serving their customers. Visit the Company's website at www.nuco2.com.

CONFERENCE CALL

A conference  call to report  operating  results for the third quarter of fiscal
2005 will be held  tomorrow at 11:00 a.m.  Eastern Time. It can be accessed over the Internet via NuCO2's website at  www.nuco2.com.  To listen to the live call, please go to the website at least fifteen  minutes  early to register,  download and install any  necessary  audio  software.  For those who cannot listen to the live broadcast,  a replay will be available on NuCO2's website shortly after the call.

            STATEMENTS  CONTAINED IN THIS PRESS RELEASE CONCERNING THE COMPANY'S
OUTLOOK,  COMPETITIVE  POSITION AND OTHER  STATEMENTS OF  MANAGEMENT'S  BELIEFS,
GOALS AND EXPECTATIONS ARE  "FORWARD-LOOKING  STATEMENTS"  WITHIN THE MEANING OF
SECTION 27A OF THE  SECURITIES  ACT OF 1933 AND  SECTION  21E OF THE  SECURITIES
EXCHANGE  ACT OF 1934,  AND ARE  SUBJECT TO RISKS AND  UNCERTAINTIES  THAT COULD
CAUSE ACTUAL RESULTS TO DIFFER  MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY
THE  STATEMENTS.  WITH  RESPECT  TO SUCH  FORWARD-LOOKING  STATEMENTS,  WE CLAIM
PROTECTION  UNDER THE PRIVATE  SECURITIES  LITIGATION  REFORM ACT OF 1995. THESE
RISKS AND  UNCERTAINTIES  INCLUDE,  BUT ARE NOT  LIMITED  TO, THE ABILITY OF THE
COMPANY TO ADD NEW ACCOUNTS,  COMPETITION AND FUTURE OPERATING PERFORMANCE.  THE
COMPANY  DISCLAIMS ANY OBLIGATION TO UPDATE ANY FORWARD  LOOKING  STATEMENT AS A
RESULT OF DEVELOPMENTS OCCURRING AFTER THE DATE OF THIS PRESS RELEASE.

                                       ###

                                                           NUCO2 INC.
                                                    CONDENSED BALANCE SHEETS
                                                         (IN THOUSANDS)

                        ASSETS                                             March 31, 2005  June 30, 2004
                                                                           --------------  -------------
Current assets:
          Cash and cash equivalents                                            $ 38,405     $    505
          Trade accounts receivable, net of allowance for doubtful
          accounts of $1,962 and $2,095 respectively                              7,953        6,141
          Inventories                                                               249          226
          Prepaid insurance expense and other deposits                            2,036        2,193
          Prepaid expenses and other current assets                               1,422          719
                                                                               --------     --------
               Total current assets                                              50,065        9,784
                                                                               --------     --------

Property and equipment, net                                                     101,681        92,969
                                                                               --------     --------

          Goodwill & other intangible assets, net                                34,974       25,602
          Other                                                                     174          181
                                                                               --------     --------
               Total other assets                                                35,148       25,783
                                                                               --------     --------

                   Total assets                                                $186,894     $128,536
                                                                               ========     ========

          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
          Current maturities of long-term debt                                 $  5,666     $  6,048
          Current maturities of subordinated debt                                30,495         --
          Accounts payable                                                        5,050        4,579
          Accrued expenses & other current liabilities                            2,671        3,760
                                                                               --------     --------
               Total current liabilities                                         43,882       14,387

Senior debt, less current maturities                                             32,332       30,962
Long-term subordinated debt                                                        --         29,163
Customer deposits                                                                 3,560        3,247
                                                                               --------     --------
               Total liabilities                                                 79,774       77,759

Redeemable preferred stock                                                         --         10,021

Total shareholders' equity                                                      107,120       40,756
                                                                               --------     --------
Total liabilities & shareholders' equity                                       $186,894     $128,536
                                                                               ========     ========

                                   NUCO2 INC.
                            STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                         Three Months Ended        Nine Months Ended
                                                                                March 31,              March 31,
                                                                      -----------------------   ----------------------
                                                                         2005        2004          2005          2004
                                                                         ----        ----          ----          ----
Revenues:
              Product sales                                           $ 15,578     $ 12,361     $ 44,719     $ 36,576
              Equipment rentals                                          9,033        7,711       26,453       23,188
                                                                      --------     --------     --------     --------
Total Revenues                                                          24,611       20,072       71,172       59,764

Costs and expenses:
              Cost of products sold, excluding deprec & amort           10,504        8,364       29,975       25,375
              Cost of equipment rentals, excluding deprec & amort          724          624        1,844        1,833
              Selling, general and administrative expenses               4,063        3,748       12,774       11,530
              Depreciation and amortization                              4,276        3,776       12,213       11,481
              Loss on asset disposal                                       163          331          820        1,050
                                                                      --------     --------     --------     --------
                                                                        19,730       16,843       57,626       51,269
                                                                      --------     --------     --------     --------

Operating income                                                         4,881        3,229       13,546        8,495

Loss on early extinguishment of debt                                      --           --           --          1,964
Unrealized loss on financial instrument                                   --            177         --            177
Interest expense                                                         2,171        1,980        6,439        5,927
                                                                      --------     --------     --------     --------

Income before provision for income taxes                                 2,710        1,072        7,107          427
              Provision for income tax                                    --           --            106         --
                                                                      --------     --------     --------     --------
Net income                                                            $  2,710     $  1,072     $  7,001     $    427
                                                                      ========     ========     ========     ========

Weighted average number of common and common
      equivalent shares outstanding
              Basic                                                     12,807       10,683       11,996       10,656
                                                                      ========     ========     ========     ========
              Diluted                                                   13,826       11,964       13,395       10,656
                                                                      ========     ========     ========     ========

Net income (loss) per basic common share                              $   0.21     $   0.08     $   0.57     $  (0.01)
                                                                      ========     ========     ========     ========
Net income (loss) per diluted common share                            $   0.20     $   0.07     $   0.51     $  (0.01)
                                                                      ========     ========     ========     ========

                        RECONCILIATION OF GAAP AND EBITDA

                                                          Three Months Ended                Nine Months Ended
                                              -----------------------------------           ------------------------------------
                                                     March 31,            Dec 31              March 31,
                                              --------------------        ------               --------------------
                                                2005          2004          2004                 2005          2004
                                                ----          ----        ------                 ----          ----
Reconciliation of Net Income to EBITDA
  Net income (loss)                           $  2,710      $  1,072      $  2,437             $  7,001      $    427
  Interest expense                               2,171         1,980         2,228                6,439         5,927
  Depreciation & amortization                    4,276         3,776         4,197               12,213        11,481
  Unrealized loss on financial instrument         --             177          --                    --            177
  Provision for income taxes                      --            --              52                  106          --
  Loss on early extinguishment of debt            --            --            --                   --           1,964
                                              --------      --------      --------             --------      --------
                                              $  9,157      $  7,005      $  8,914             $ 25,759      $ 19,976
                                              ========      ========      ========             ========      ========

Cash flows provided by (used in):
  Operating activities                        $  8,865      $  6,897      $  6,652             $ 18,794      $ 14,289
  Investing activities                        $ (5,677)     $ (4,048)     $(20,261)            $(30,379)     $(11,733)
  Financing activities                        $ 35,168      $ (2,759)     $ 10,466             $ 49,485      $ (2,719)

Earnings before interest, taxes, depreciation and amortization ("EBITDA") is one of the principal  financial measures by which the Company measures its financial performance.  EBITDA  is a  widely  accepted  financial  indicator  used by many investors, lenders and analysts to analyze and compare companies on the basis of operating  performance,  and the Company  believes that EBITDA  provides  useful information  regarding  the  Company's  ability  to  service  its debt and other obligations.  However, EBITDA does not represent cash flow from operations,  nor has it been  presented  as a  substitute  to  operating  income or net income as indicators of the Company's operating  performance.  EBITDA excludes significant costs of doing  business  and  should not be  considered  in  isolation  or as a substitute for measures of performance  prepared in accordance  with  accounting principles generally accepted in the United States of America. In addition,  the
Company's  calculation of EBITDA may be different from the  calculation  used by its  competitors,  and therefore  comparability  may be affected.  The Company's lenders also use EBITDA to assess the Company's  compliance with debt covenants.
These  financial  covenants are based on a measure that is not  consistent  with accounting  principles generally accepted in the United States of America.  Such measure is EBITDA (as defined) as modified by certain defined adjustments.